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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 4, 1997, April 15, 1997 and November 28, 1997 in the Registration Statement on Form SB-2 and related prospectus of Rosedale Decorative Products Ltd. for the registration of 625,000 of its units, each unit consisting of two shares of common stock and two warrants.

Schwartz Levitsky Feldman
Chartered Accountants
Toronto, Ontario, Canada
January 20, 1998